UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 27, 2010, Tollgrade Communications, Inc. (the “Company”) adopted a 2010 commission compensation plan for Robert H. King, the Company’s Vice President, Global Sales and Services, who was a named executive officer in the Company’s last proxy statement. The terms of the plan were approved by the Compensation Committee of the Board of Directors with the concurrence of the full Board.
Under the plan, Mr. King will be eligible to receive commission compensation at a rate which is equal to a percentage of the Company’s 2010 revenue. At the “base rate,” Mr. King will be paid commission at the rate of 0.2% in addition to his base salary of $228,000. If the Company achieves its revenue plan established for 2010 (the “Revenue Plan”), retroactive to January 1, 2010, Mr. King will be eligible to receive straight commission (in lieu of and not in addition to his base salary) at the “plan rate” of 1%, and for any portion of the Company’s 2010 revenue which exceeds the Revenue Plan, at the “over plan” rate of 3%. Once the Company’s Revenue Plan is achieved, Mr. King’s 2010 compensation will be recalculated in accordance with the appropriate commission rates retroactive to January 1, 2010, and amounts previously paid to him in the form of base salary and at the base commission rate will be credited toward the recalculated amount. In the event that the Company does not achieve its 2010 Revenue Plan, Mr. King will receive as compensation his base salary and commission earned at the base rate.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: April 30, 2010	By:	/s/Jennifer M. Reinke
Jennifer M. Reinke
General Counsel and Secretary